UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2007

iPCS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51844	36-4350876
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification Number)

1901 North Roselle Road, Schaumburg, Illinois	60195
(Address of Principal Executive Offices)	(Zip Code)

(847) 885-2833

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 11, 2007, iPCS, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, Banc of America Securities LLC (the “Underwriter”), Apollo Investment Fund IV, L.P. and Apollo Overseas Fund IV, L.P. (the “Selling Stockholders”) pursuant to which the Selling Stockholders agreed to sell 1,300,000 shares of the Company’s common stock (the “Shares”) to the Underwriter at a price per Share of $35.00 for resale by the Underwriter pursuant to Registration Statement No. 333-124091.  The sale of the Shares is expected to be completed on May 16, 2007.  The Company did not receive any proceeds from the sale of the Shares.  The Underwriting Agreement is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.
Exhibit 99.1	Underwriting Agreement, dated May 11, 2007, by and among iPCS, Inc., Banc of America Securities LLC, Apollo Investment Fund IV, L.P. and Apollo Overseas Fund IV, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPCS, Inc.

Date: May 15, 2007	By:	/s/ Edmund L. Quatmann, Jr.
Edmund L. Quatmann, Jr.
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.
Exhibit 99.1	Underwriting Agreement, dated May 11, 2007, by and among iPCS, Inc., Banc of America Securities LLC, Apollo Investment Fund IV, L.P. and Apollo Overseas Fund IV, L.P.